Artisan Partners Asset Management Inc. Reports 1Q18 Results
Milwaukee, WI - May 1, 2018 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three months ended March 31, 2018.
CEO and Chairman Eric Colson said, “Since 2009, we have experienced a bull market with limited volatility and high correlation across asset classes and securities. More recently we have seen increased volatility and risk and reduced correlations. Environments like this, if sustained, create more opportunities for high value-added managers to differentiate themselves from one another and from index products. And the benefits of a high value-added approach should be more apparent.

“We have a long history of high value-added investing: out-performing benchmarks and peers, maintaining process and strategy discipline, continuity of talent, and capacity management. Since inception, 11 of our 13 strategies launched prior to 2017 have outperformed their broad-based benchmarks, after fees. Eight of those strategies have generated 240 basis points or more of average annual out-performance, after fees.

“Over the last decade or so, we have added degrees of freedom—broader investable universes, fewer constraints, and more techniques for expressing an investment viewpoint and managing risk—to our existing investment strategies and the new strategies we’ve launched. With more degrees of freedom, our investment teams have more ways to navigate markets, manage risk, and add value for clients.

“As we have increased degrees of freedom, we have also placed renewed emphasis on investment discipline and risk awareness—two traits that have always been important to our investment teams. For example, our newest team, the Artisan Thematic team, has a systematic approach to risk management that includes crowding analyses, portfolio stress testing, analysis of factor exposures, the use of derivatives for defensive purposes, and the systematic consideration of a number of other data points.

“Our Credit team takes a different—yet still systematic—approach to managing risk. They aim to be conservative with their financial projections and seek investments which are effectively covered by the debtor’s enterprise value. By moving further up a debtor’s capital structure, the team can further reduce risk. The team also manages duration risk by shifting capital to floating-rate loans and using derivatives.

“With the investments we’ve made in our firm over the last five years—in terms of start-up costs for new teams, equity grants to existing talent, additional reinvestments in our business, and time—we have strengthened and broadened our commitment to high value-added investing. We believe these investments have increased our business value and positioned our firm with the right people and strategies for continuing changes in client demand and asset allocation. At the same time, we have remained disciplined and true to Who We Are. We acknowledge and manage current issues—such as changing regulation, cyber threats, big data, and sales pressure—but we choose to prioritize and focus on our long-term business: Investments, People, and Trust.”

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$114.8	$115.5	$103.8
Average	118.3	115.1	101.1

Consolidated Financial Results (GAAP)
Revenues	$212.0	$210.7	$184.1
Operating income	80.0	81.2	58.0
Operating margin	37.7%	38.6%	31.5%
Net income (loss) attributable to Artisan Partners Asset Management Inc.	$41.3	$(27.5)	$19.8
Basic and diluted earnings (loss) per share	0.75	(0.67)	0.37

Adjusted[1] Financial Results
Adjusted operating income	$80.0	$81.2	$64.3
Adjusted operating margin	37.7%	38.6%	35.0%
Adjusted EBITDA[2]	$81.6	$83.4	$65.8
Adjusted net income	59.3	49.9	38.8
Adjusted earnings per adjusted share	0.78	0.66	0.52

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.

Assets Under Management Decreased to $114.8 billion
Our AUM decreased to $114.8 billion at March 31, 2018, a decrease of $0.7 billion, or 0.6%, compared to $115.5 billion at December 31, 2017, as a result of $0.6 billion in net client cash outflows and $0.1 billion of market depreciation.
Average AUM for the March quarter of 2018 was $118.3 billion, an increase of 2.8% compared to average AUM for the December quarter of 2017 of $115.1 billion and a 17.0% increase from the average of $101.1 billion for the March quarter of 2017.
March Quarter of 2018 Compared to December Quarter of 2017
GAAP net income was $41.3 million, or $0.75 per basic and diluted share, in the March quarter of 2018, compared to net loss of $27.5 million, or $0.67 per basic and diluted share, in the December quarter of 2017. The net loss in the December quarter of 2017 was a result of the one-time impact of the Tax Cuts and Jobs Act (“Tax Reform”), which was enacted in 2017. Adjusted net income was $59.3 million, or $0.78 per adjusted share, in the March quarter of 2018, an increase of 19% compared to adjusted net income of $49.9 million, or $0.66 per adjusted share, in the December quarter of 2017 due to lower adjusted provision for income taxes offset by higher seasonal expenses.

•
Revenues of $212.0 million in the March quarter of 2018 increased $1.3 million, or 1%, from $210.7 million in the December quarter of 2017 primarily due to higher average AUM in the March quarter, partially offset by two fewer calendar days in the quarter.

•
Operating expenses of $132.0 million in the March quarter of 2018 increased $2.5 million, or 2%, from $129.5 million in the December quarter of 2017, primarily as a result of a $3.7 million increase in seasonal expenses and a $1.3 million increase in post-IPO equity compensation expense related to our February 2018 annual equity grant. Seasonal expenses include employer funded retirement and health care contributions, payroll taxes, and non-employee director compensation. The increases were partially offset by lower incentive compensation and general and administrative expenses.

•	GAAP and adjusted operating margin was 37.7% for the March quarter of 2018 compared to 38.6% for the December quarter of 2017.

•
The GAAP effective tax rate was 15% in the March quarter of 2018. The decrease in the quarter’s effective tax rate was primarily due to the impact of Tax Reform, including a one-time charge related to Tax Reform in the December quarter of 2017.

•	The adjusted effective tax rate was 23.5% in the March quarter of 2018 compared to 37% in the December quarter of 2017.
March Quarter of 2018 Compared to March Quarter of 2017
GAAP net income was $41.3 million, or $0.75 per basic and diluted share, in the March quarter of 2018, an increase of 109% compared to net income of $19.8 million, or $0.37 per basic and diluted share, in the March quarter of 2017. Adjusted net income was $59.3 million, or $0.78 per adjusted share, in the March quarter of 2018, an increase of 53% compared to adjusted net income of $38.8 million, or $0.52 per adjusted share, in the March quarter of 2017 due to increased revenues and lower adjusted provision for income taxes.

•
Revenues of $212.0 million in the March quarter of 2018 increased $27.9 million, or 15%, from $184.1 million in the March quarter of 2017 primarily due to higher average AUM in the March quarter of 2018, partially offset by a decline in the weighted average investment management fee rate.

•
Operating expenses of $132.0 million in the March quarter of 2018 increased $5.9 million, or 5%, from $126.1 million in the March quarter of 2017 primarily as a result of higher compensation expense due to increased revenues, additional post-IPO equity grants, and increased compensation related to raises. These increases were partially offset by the elimination of pre-offering related equity compensation expense in 2017.

•	GAAP operating margin was 37.7% for the March quarter of 2018 compared to 31.5% for the March quarter of 2017.

•	Adjusted operating margin was 37.7% for the March quarter of 2018 compared to 35.0% for the March quarter of 2017.

•	The GAAP effective tax rate was 15% in the March quarter of 2018 compared to 23% in the March quarter of 2017, primarily due to the decrease in the U.S. federal corporate tax rate under Tax Reform.

•	The adjusted effective tax rate was 23.5% in the March quarter of 2018 compared to 37% in the March quarter of 2017.

Capital Management
Cash and cash equivalents were $200.8 million at March 31, 2018 compared to $137.3 million at December 31, 2017. The Company paid its quarterly dividend of $0.60 per share of Class A common stock and a special annual dividend of $0.79 per share of Class A common stock during the March quarter of 2018. The Company had total borrowings of $200.0 million at March 31, 2018 and December 31, 2017.
On February 27, 2018, the Company completed an offering of 644,424 shares of Class A common stock and utilized all of the proceeds to purchase 644,424 common units of Artisan Partners Holdings. In addition, during the March quarter of 2018, limited partners of Artisan Partners Holdings exchanged 958,288 common units for 958,288 Class A common shares. The offering and exchanges increased the Company’s public float of Class A common stock by 1,602,712 shares.
Total stockholders’ equity was $98.9 million at March 31, 2018 compared to $108.1 million at December 31, 2017. The Company had 53.5 million Class A common shares outstanding at March 31, 2018.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.5X at March 31, 2018.
On April 26, 2018, the Company’s Board of Directors declared a quarterly dividend of $0.60 per share payable on May 31, 2018, to Class A shareholders of record as of the close of business on May 17, 2018.

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Conference Call
The Company will host a conference call on May 2nd, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10119282. A replay of the call will be available until May 9, 2018 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10119282. An audio replay will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 21, 2018. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any strategy may be positive or negative, and past performance does not guarantee future results.

Unless otherwise noted, composite returns are presented gross of investment advisory fees applied to client accounts. Composite returns are presented net of trade commissions and transaction costs, but are gross of management fees, unless otherwise stated. Management fees, when reflected, would reduce the results presented for an investor in an account managed within a Composite. Net-of-fees composite returns presented in these materials were calculated using the highest model investment advisory fees applicable to portfolios within the Composite. Fees may be higher for certain pooled vehicles, and the Composite may include accounts with performance-based fees. Index returns do not reflect the payment of fees and expenses. Composite data shown for each of the Artisan High Income and Thematic strategies is represented by a single account.

None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$133.8	$132.6	$117.4
Separate accounts	78.2	78.1	66.7
Performance fees	—	—	—
Total revenues	212.0	210.7	184.1

Operating expenses
Compensation and benefits	105.2	102.0	93.3
Pre-offering related compensation - share-based awards	—	—	6.3
Total compensation and benefits	105.2	102.0	99.6
Distribution, servicing and marketing	7.0	7.3	7.4
Occupancy	3.9	3.8	3.5
Communication and technology	8.7	8.9	8.4
General and administrative	7.2	7.5	7.2
Total operating expenses	132.0	129.5	126.1
Operating income	80.0	81.2	58.0
Interest expense	(2.8)	(2.7)	(2.9)
Net investment gain (loss) of consolidated investment products	6.3	2.6	—
Net gain (loss) on the tax receivable agreements	—	290.4	—
Net investment income	0.3	0.4	0.1
Other non-operating income (loss)	0.1	0.2	0.1
Total non-operating income (loss)	3.9	290.9	(2.7)
Income before income taxes	83.9	372.1	55.3
Provision for income taxes	12.2	371.3	12.7
Net income before noncontrolling interests	71.7	0.8	42.6
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	26.1	26.8	22.8
Less: Net income attributable to noncontrolling interests - consolidated investment products	4.3	1.5	—
Net income (loss) attributable to Artisan Partners Asset Management Inc.	$41.3	$(27.5)	$19.8

Basic and diluted earnings (loss) per share - Class A common shares	$0.75	$(0.67)	$0.37

Average shares outstanding
Class A common shares	47.4	46.4	41.0
Unvested restricted share-based awards	4.5	4.0	3.9
Total average shares outstanding	51.9	50.4	44.9

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Net income (loss) attributable to Artisan Partners Asset Management Inc. (GAAP)	$41.3	$(27.5)	$19.8
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	26.1	26.8	22.8
Add back: Provision for income taxes	12.2	371.3	12.7
Add back: Pre-offering related compensation - share-based awards	—	—	6.3
Add back: Net (gain) loss on the tax receivable agreements	—	(290.4)	—
Add back: Net investment (gain) loss of investment products attributable to APAM	(2.0)	(1.0)	—
Less: Adjusted provision for income taxes	18.3	29.3	22.8
Adjusted net income (Non-GAAP)	$59.3	$49.9	$38.8

Average shares outstanding
Class A common shares	47.4	46.4	41.0

Assumed vesting or exchange of:
Unvested restricted share-based awards	4.5	4.0	3.9
Artisan Partners Holdings LP units outstanding (non-controlling interest)	24.6	25.4	30.3
Adjusted shares	76.5	75.8	75.2

Basic and diluted earnings (loss) per share (GAAP)	$0.75	$(0.67)	$0.37
Adjusted net income per adjusted share (Non-GAAP)	$0.78	$0.66	$0.52

Operating income (GAAP)	$80.0	$81.2	$58.0
Add back: Pre-offering related compensation - share-based awards	—	—	6.3
Adjusted operating income (Non-GAAP)	$80.0	$81.2	$64.3

Operating margin (GAAP)	37.7%	38.6%	31.5%
Adjusted operating margin (Non-GAAP)	37.7%	38.6%	35.0%

Net income (loss) attributable to Artisan Partners Asset Management Inc. (GAAP)	$41.3	$(27.5)	$19.8
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	26.1	26.8	22.8
Add back: Pre-offering related compensation - share-based awards	—	—	6.3
Add back: Net (gain) loss on the tax receivable agreements	—	(290.4)	—
Add back: Net investment (gain) loss of investment products attributable to APAM	(2.0)	(1.0)	—
Add back: Interest expense	2.8	2.7	2.9
Add back: Provision for income taxes	12.2	371.3	12.7
Add back: Depreciation and amortization	1.2	1.5	1.3
Adjusted EBITDA (Non-GAAP)	$81.6	$83.4	$65.8

Supplemental Non-GAAP Financial Information
The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation, (2) net gain (loss) on the tax receivable agreements (if any), including the adjustment to the amounts payable under the tax receivable agreements as a result of Tax Reform, (3) net investment gain (loss) of investment products, and (4) the adjustment to deferred taxes as a result of Tax Reform. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation, (2) net gain (loss) on the tax receivable agreements (if any), including the adjustment to the amounts payable under the tax receivable agreements as a result of Tax Reform, (3) net investment gain (loss) of investment products, and (4) the adjustment to deferred taxes as a result of Tax Reform. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 23.5% for the three months ended March 31, 2018, and 37.0% for the three months ended December 31, 2017 and March 31, 2017, respectively.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•	Adjusted EBITDA represents adjusted net income before interest expense, income taxes, and depreciation and amortization expense.

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before and were unvested at APAM’s IPO, which closed on March 12, 2013. As of July 1, 2017, all Class B common units of Artisan Partners Holdings were fully vested and expensed.
Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization.
Net investment gain (loss) of investment products represents the non-operating income (loss) related to the Company’s seed investments, in both consolidated investment products and unconsolidated investment products. Excluding these non-operating market gains or losses on seed investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business.
The adjustment to deferred taxes as a result of Tax Reform represents the non-cash increase in the provision for income taxes resulting from the change in corporate tax rates enacted during the December quarter of 2017. The tax rate used to measure deferred tax assets decreased from 37.0% to 23.5% which resulted in a reduction to deferred tax assets of $352 million with a corresponding increase to the provision for income taxes in the December quarter of 2017. The reduction in certain deferred tax assets also resulted in a $290 million decrease in the amounts payable under the tax receivable agreements.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	March 31,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$200.8	$137.3
Accounts receivable	74.8	76.7
Investment securities	5.3	5.0
Deferred tax assets	440.4	429.2
Assets of consolidated investment products	199.7	154.0
Other	33.2	35.0
Total assets	$954.2	$837.2

Liabilities and equity
Accounts payable, accrued expenses, and other	$92.9	$26.0
Borrowings	199.2	199.1
Amounts payable under tax receivable agreements	400.5	385.4
Liabilities of consolidated investment products	81.0	56.0
Total liabilities	773.6	666.5

Redeemable noncontrolling interests	81.7	62.6
Total stockholders’ equity	98.9	108.1
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$954.2	$837.2

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2018	2017	2017	2017	2017

Beginning assets under management	$115,494	$113,688	$96,845	1.6%	19.3%
Gross client cash inflows	5,419	3,353	5,160	61.6%	5.0%
Gross client cash outflows	(6,022)	(5,810)	(5,432)	(3.6)%	(10.9)%
Net client cash flows	(603)	(2,457)	(272)	75.5%	(121.7)%
Market appreciation (depreciation)	(75)	4,263	7,189	(101.8)%	(101.0)%
Ending assets under management	$114,816	$115,494	$103,762	(0.6)%	10.7%
Average assets under management	$118,275	$115,088	$101,132	2.8%	17.0%

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended		By Investment Team								By Vehicle
	Growth	Global Equity	U.S. Value	Global Value	Emerging Markets	Credit	Developing World	Thematic	Total	Artisan Funds & Artisan Global Funds	Separate Accounts[2]	Total
March 31, 2018
Beginning assets under management	$30,628	$29,235	$8,765	$41,687	$282	$2,554	$2,253	$90	$115,494	$57,349	$58,145	$115,494
Gross client cash inflows	1,282	1,046	250	2,124	7	352	331	27	5,419	4,538	881	5,419
Gross client cash outflows	(2,186)	(1,798)	(584)	(1,118)	(4)	(258)	(72)	(2)	(6,022)	(3,458)	(2,564)	(6,022)
Net client cash flows	(904)	(752)	(334)	1,006	3	94	259	25	(603)	1,080	(1,683)	(603)
Market appreciation (depreciation)	1,147	128	(236)	(1,135)	7	10	(3)	7	(75)	(243)	168	(75)
Net transfers[1]	—	—	—	—	—	—	—	—	—	(236)	236	—
Ending assets under management	$30,871	$28,611	$8,195	$41,558	$292	$2,658	$2,509	$122	$114,816	$57,950	$56,866	$114,816
Average assets under management	$31,861	$29,678	$8,614	$42,633	$294	$2,633	$2,450	$112	$118,275	$58,876	$59,399	$118,275

December 31, 2017
Beginning assets under management	$30,645	$28,833	$8,675	$40,679	$302	$2,473	$2,066	$15	$113,688	$56,481	$57,207	$113,688
Gross client cash inflows	756	585	244	1,250	5	246	194	73	$3,353	2,846	507	3,353
Gross client cash outflows	(1,976)	(1,375)	(576)	(1,578)	(48)	(186)	(70)	(1)	$(5,810)	(3,921)	(1,889)	(5,810)
Net client cash flows	(1,220)	(790)	(332)	(328)	(43)	60	124	72	(2,457)	(1,075)	(1,382)	(2,457)
Market appreciation (depreciation)	1,203	1,192	422	1,336	23	21	63	3	$4,263	1,970	2,293	4,263
Net transfers[1]	—	—	—	—	—	—	—	—	$—	(27)	27	—
Ending assets under management	$30,628	$29,235	$8,765	$41,687	$282	$2,554	$2,253	$90	$115,494	$57,349	$58,145	$115,494
Average assets under management	$31,022	$29,125	$8,682	$41,231	$310	$2,526	$2,139	$53	$115,088	$57,148	$57,940	$115,088

March 31, 2017
Beginning assets under management	$25,714	$25,510	$8,588	$33,940	$228	$1,878	$987	$—	$96,845	$49,367	$47,478	$96,845
Gross client cash inflows	1,153	1,170	739	1,475	4	399	220	—	5,160	3,825	1,335	5,160
Gross client cash outflows	(1,473)	(1,660)	(657)	(1,423)	(2)	(183)	(34)	—	(5,432)	(4,146)	(1,286)	(5,432)
Net client cash flows	(320)	(490)	82	52	2	216	186	—	(272)	(321)	49	(272)
Market appreciation (depreciation)	2,343	2,252	257	2,134	28	51	124	—	7,189	3,555	3,634	7,189
Net transfers[1]	—	—	—	—	—	—	—	—	—	(46)	46	—
Ending assets under management	$27,737	$27,272	$8,927	$36,126	$258	$2,145	$1,297	$—	$103,762	$52,555	$51,207	$103,762
Average assets under management	$27,140	$26,669	$8,784	$35,107	$247	$2,030	$1,155	$—	$101,132	$51,678	$49,454	$101,132

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1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
2 Separate account AUM consists of the assets we manage in or through vehicles other than Artisan Funds or Artisan Global Funds. Separate account AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts, in funds (both public and private) that we sub-advise, and in our own privately offered funds.

Exhibit 6

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of March 31, 2018
(unaudited)

								Average Annual Value-Added[2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Growth Team
Global Opportunities Strategy	2/1/2007	$16,271	23.71%	14.42%	14.17%	12.35%	11.06%	605
MSCI All Country World Index			14.85%	8.11%	9.20%	5.57%	5.00%
Global Discovery Strategy	9/1/2017	$37	N/A	N/A	N/A	N/A	11.39%	465
MSCI All Country World Index			N/A	N/A	N/A	N/A	6.74%
U.S. Mid-Cap Growth Strategy	4/1/1997	$12,178	17.31%	8.14%	12.41%	11.90%	15.09%	471
Russell Midcap® Index			12.20%	8.00%	12.08%	10.21%	10.38%
Russell Midcap® Growth Index			19.74%	9.16%	13.30%	10.61%	9.28%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,385	26.12%	13.60%	14.26%	12.86%	10.81%	136
Russell 2000® Index			11.79%	8.38%	11.46%	9.84%	9.45%
Russell 2000® Growth Index			18.63%	8.76%	12.89%	10.94%	7.99%
Global Equity Team
Global Equity Strategy	4/1/2010	$1,412	28.67%	10.16%	11.64%	N/A	13.23%	457
MSCI All Country World Index			14.85%	8.11%	9.20%	N/A	8.66%
Non-U.S. Growth Strategy	1/1/1996	$26,501	21.68%	4.24%	7.19%	5.12%	10.43%	544
MSCI EAFE Index			14.80%	5.55%	6.49%	2.74%	4.99%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$698	29.81%	9.38%	8.61%	6.91%	13.78%	308
MSCI EAFE Small Cap Index			23.49%	12.24%	11.09%	6.48%	10.70%
U.S. Value Team
Value Equity Strategy	7/1/2005	$2,196	7.78%	9.21%	9.97%	8.44%	8.44%	(37)
Russell 1000® Index			13.98%	10.38%	13.16%	9.60%	8.81%
Russell 1000® Value Index			6.95%	7.87%	10.78%	7.77%	7.37%
U.S. Mid-Cap Value Strategy	4/1/1999	$5,999	7.96%	7.11%	8.77%	10.23%	13.20%	373
Russell Midcap® Index			12.20%	8.00%	12.08%	10.21%	9.47%
Russell Midcap® Value Index			6.50%	7.22%	11.10%	9.80%	9.91%
Global Value Team
Global Value Strategy	7/1/2007	$20,195	14.21%	9.62%	11.44%	11.02%	8.99%	461
MSCI All Country World Index			14.85%	8.11%	9.20%	5.57%	4.38%
Non-U.S. Value Strategy	7/1/2002	$21,363	13.59%	7.44%	9.70%	9.26%	12.58%	605
MSCI EAFE Index			14.80%	5.55%	6.49%	2.74%	6.53%
Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$292	29.04%	14.30%	8.00%	3.20%	6.95%	61
MSCI Emerging Markets Index			24.93%	8.80%	4.98%	3.02%	6.34%
Credit Team
High Income Strategy	4/1/2014	$2,619	7.01%	8.09%	N/A	N/A	7.55%	316
ICE BofA Merrill Lynch U.S. High Yield Master II Total Return Index			3.69%	5.17%	N/A	N/A	4.39%
Developing World Team
Developing World Strategy	7/1/2015	$2,509	22.60%	N/A	N/A	N/A	12.16%	280
MSCI Emerging Markets Index			24.93%	N/A	N/A	N/A	9.36%
Thematic Team
Thematic Strategy	5/1/2017	$45	N/A	N/A	N/A	N/A	38.94%	2,610
S&P 500 Market Index (Total Return)			N/A	N/A	N/A	N/A	12.83%
Other Assets Under Management[3]		$116

Total Assets Under Management		$114,816
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1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 11% of our assets under management at March 31, 2018, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the ICE BofA Merrill Lynch U.S. High Yield Master II Total Return Index. At times, this causes material differences in relative performance. The Global Equity, Global Discovery and Thematic strategies’ investments in initial public offerings (IPOs) made a material contribution to performance. IPO investments may contribute significantly to a small portfolio’s return, an effect that will generally decrease as assets grow. IPO investments may be unavailable in the future.
3 Other Assets Under Management includes AUM managed by the Credit Team in the Credit Opportunities strategy and by the Thematic Team in the Thematic Long/Short strategy, respectively. Strategy specific information has been omitted.